Exhibit 16.2

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE	Audit • Tax • Advisory
Washington, DC 20549
Grant Thornton LLP
707 17th Street, Suite 3200
Denver, CO 80202-3336

T 303.813.4000
May 18, 2012	F 303.839.5711
www.GrantThornton.com

Re: Zayo Group, LLC

File No. 333-169979

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Zayo Group, LLC dated May 18, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd